                                    Exhibit 99.1

Contact
Black Box Corporation
David J. Russo
Executive Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS SECOND QUARTER FISCAL 2019 RESULTS

PITTSBURGH, PENNSYLVANIA, November 16, 2018 - Black Box Corporation (NASDAQ:BBOX), a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, today reported results for the second quarter of Fiscal 2019 and six-month period ended September 29, 2018. Discussion of results reflect the continuing operations of the Company unless otherwise noted.

Second Quarter Results

•
Revenues declined by $5.8 million or 3.5% to $158.7 million compared to the same period last year, while the revenue decline from the prior quarter was $3.8 million or 2.4%. The decline when compared to the same period last year was primarily due to the Products business, mainly in North America Products. The decline when compared to the prior quarter was primarily due to North America Services.

•
Gross profit margin was 27.3%, down 270 basis points from 30.0% for the same period last year. This decrease was primarily due to revenue growth in lower margin International Services combined with lower revenues in the other segments. The gross profit margin in the prior quarter was 28.5%.

•
Selling, general and administrative expenses were $50.1 million, down 9.0% from $55.1 million for the same period last year and down 3.1% from $51.7 million in the prior quarter. The $5.0 million decrease from the same period last year was primarily due to reductions of $3.5 million in compensation and benefit costs, $2.7 million in ERP implementation costs, $0.6 million in foreign exchange costs and $0.5 million in stock compensation expense, partially offset by an increase of $2.8 million in financial advisory costs.

•
Interest expense was $4.2 million, compared to $1.8 million for the same period last year. The $2.4 million increase was due to higher rates, higher amortization amounts of deferred financing fees and the write-off of certain deferred financing fees in the quarter.

•
Loss before income taxes was $13.9 million, compared to a loss before income taxes of $10.5 million for the same period last year and compared to a loss before income taxes of $9.5 million in the prior quarter.

•
Benefit from income taxes was $7.7 million, compared to a provision for income taxes of $1.9 million for the same period last year and compared to a benefit from income taxes of $0.7 million in the prior quarter. The variance from the statutory rate in the current quarter was principally due to the intraperiod tax allocation of valuation allowances between continuing and discontinued operations.

•
Loss from continuing operations was $6.2 million, compared to loss from continuing operations of $12.4 million for the same period last year and compared to loss from continuing operations of $8.9 million in the prior quarter.

                                    Exhibit 99.1

•
Diluted loss per share from continuing operations was $0.41, compared to a diluted loss per share from continuing operations of $0.82 for the same period last year and compared to a diluted loss per share from continuing operations of $0.59 in the prior quarter.

•
Cash flow used for continuing operating activities was $6.1 million, compared to cash flow provided by continuing operating activities of $0.8 million for the same period last year and compared to cash flow used for continuing operating activities of $4.2 million in the prior quarter. The variance compared to the prior quarter was principally due to lower gross profit, higher interest expense and an increase in primary working capital.

2QYTD19 Results

•	Revenues were $321.2 million, down 1.2% from $325.2 million for the same period last year. The decline was primarily due to the Products business, mainly in North America Products.

•	Gross profit margin was 27.9%, down 110 basis points from 29.0% for the same period last year. The decline was primarily due to North America Services.

•
Selling, general and administrative expenses were $101.9 million, down 9.9% from $113.0 million for the same period last year. The $11.1 million decrease from the comparable prior year period was primarily due to reductions of $5.6 million in compensation and benefit costs, $4.6 million in ERP implementation costs, $4.1 million in restructuring costs, $1.7 million in stock compensation expense and $1.1 million in foreign exchange expense, partially offset by an increase of $5.8 million in financial advisory costs.

•
Interest expense was $6.7 million, compared to $3.0 million for the same period last year. The $3.7 million increase was due to higher rates, higher amortization amounts of deferred financing fees and the write-off of certain deferred financing fees in the quarter.

•	Loss before income taxes was $23.5 million, compared to a loss before income taxes of $26.6 million for the same period last year.

•	Benefit from income taxes was $8.4 million, compared to a benefit from income taxes of $3.3 million for the same period last year.

•	Loss from continuing operations was $15.1 million, compared to loss from continuing operations of $23.4 million.

•	Diluted loss per share from continuing operations was $0.99, compared to a diluted loss per share from continuing operations of $1.55 for the same period last year.

•	Cash flow used for continuing operating activities was $10.3 million, compared to cash flow used for continuing operating activities of $15.9 million for the same period last year.
Agreement and Plan of Merger

On November 11, 2018, Black Box entered into an Agreement and Plan of Merger (the "Merger Agreement") with AGC Networks Pte Ltd., a company organized under the laws of Singapore, a wholly-owned subsidiary of global solutions integrator AGC Networks Ltd (BSE/NSE: AGCNET). AGC Singapore has agreed to acquire all the outstanding shares of Black Box for $1.08 per share in cash, subject to customary closing conditions and regulatory approvals.

Please see the Company’s Current Report on Form 8-K, file number 0-18706, filed with the SEC on November 13, 2018 for further details regarding the transaction.

Sale of Federal Business

On August 27, 2018, the Company sold its federal government IT services business (the "Federal Business"). The results of the Federal Business have been presented as discontinued operations and the related assets and liabilities have been reclassified as held for sale for all periods presented.

CEO Comment

                                    Exhibit 99.1

"This quarter presented unique challenges as we dealt with a difficult business environment as well as potentially disruptive deal-related activities," stated Joel Trammell, President and CEO. "I am pleased with the team’s efforts in maintaining a "business as usual" mindset while meeting the challenges of these circumstances. Our results reflect this strong team effort."

Earnings Conference Call

The Company will conduct a conference call beginning at 2:00 p.m. Eastern Time today, November 16, 2018. Joel Trammell, President and Chief Executive Officer, will host the call. To listen only to the live webcast, access the event at http://investor.blackbox.com/events.cfm. To participate in the teleconference, dial 877-303-3145 (USA) or 253-237-1194 (International) approximately 15 minutes prior to the starting time and ask to be connected to conference 2283476. A replay of the audio webcast will be available at http://investor.blackbox.com/events.cfm for a limited period of time.

About Black Box
Black Box is a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 2,849 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Additional Information and Where to Find It

The tender offer described herein has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common stock of the Company or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by AGC, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer that will be named in the tender offer statement on Schedule TO.

Cautionary Forward-Looking Statements

All of the statements in this document, other than historical facts, are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of Black Box by the Parent Entities, and are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the tender offer, the merger and related transactions, including, for example, the timing of the completion of the merger and the potential benefits of the merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, Black Box’s actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the tender offer and the merger; (ii) uncertainties as to how many Black Box stockholders will tender their shares of Black Box common stock in the tender offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that Black Box will terminate the merger agreement to enter into an alternative business combination, refinancing, or other recapitalization transaction; (v) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (vi) the risk that the merger agreement may be terminated in circumstances requiring Black Box to pay a termination fee; (vii) risks related to the filing or filings to be made with CFIUS, and unanticipated developments in related law; (viii) the possibility that the transactions contemplated by the merger agreement may not be timely completed, if at all; (ix) the risk that, prior to the completion of the transactions contemplated by the merger agreement, if at all, Black Box’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption, whether due to uncertainty related to the tender offer, the merger and related transactions or otherwise, continued degradation in Black Box’s financial performance, or other factors; (x) the risk that AGC’s equity financing, debt financing or both are unavailable to complete the

                                    Exhibit 99.1

tender offer or the merger; (xi) the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; (xii) the risk that Black Box does not generate sufficient cash flow from operations to meet its obligations during the period prior to the completion of the transactions contemplated by the merger agreement; (xiii) the risks and uncertainties pertaining to Black Box’s business; and (xiv) other factors included elsewhere in Black Box’s public periodic filings with the SEC, as well as the tender offer materials filed and to be filed by AGC and/or its affiliates in connection with the tender offer. Other factors that could cause actual results to differ materially include those set forth in Black Box’s SEC reports, including, without limitation, the risks described in Black Box’s Annual Report on Form 10-K for its fiscal year ended March 31, 2018, Black Box’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and the Current Report on Form 8-K, filed July 2, 2018, each of which are on file with the SEC. Black Box’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on Black Box’s website at https://www.blackbox.com/ under the Investor Relations section or upon request via phone at 724-873-6788. Black Box disclaims any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	September 29, 2018	March 31, 2018
Assets
Cash and cash equivalents	$21.9	$35.6
Accounts receivable, net	104.0	99.2
Inventories, net	20.0	26.1
Costs/estimated earnings in excess of billings on uncompleted contracts	50.8	52.7
Other current assets	30.7	26.1
Current assets held for sale	0.2	47.2
Total current assets	$227.6	$286.8
Property, plant and equipment, net	19.6	23.2
Intangibles, net	35.4	39.1
Deferred tax asset	4.2	6.5
Other non-current assets	11.0	8.4
Non-current assets held for sale	—	12.3
Total assets	$297.8	$376.3
Liabilities
Accounts payable	$44.0	$49.2
Accrued compensation and benefits	13.9	15.8
Deferred revenue	23.9	27.4
Billings in excess of costs/estimated earnings on uncompleted contracts	12.2	12.5
Short-term debt	101.5	157.5
Other current liabilities	26.3	25.9
Current liabilities held for sale	—	20.6
Total current liabilities	221.8	309.0
Long-term debt	0.3	0.5
Other non-current liabilities	15.7	15.9
Non-current liabilities held for sale	—	0.6
Total liabilities	$237.8	$326.0
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	511.4	510.0
Retained earnings	(22.8)	(35.7)
Accumulated other comprehensive income (loss)	(12.6)	(8.0)
Treasury stock, at cost	(416.1)	(416.0)
Total stockholders’ equity	$59.9	$50.3
Total liabilities and stockholders’ equity	$297.8	$376.3

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	2Q19	1Q19	2Q18	2QYTD19	2QYTD18
Revenues
Products	$32.8	$31.6	$37.2	$64.4	$70.1
Services	125.8	130.9	127.2	256.8	255.1
Total	158.7	162.5	164.5	321.2	325.2
Cost of sales
Products	18.9	18.2	21.2	37.1	40.2
Services	96.4	98.0	94.0	194.4	190.7
Total	115.3	116.2	115.1	231.5	230.9
Gross profit	43.4	46.3	49.3	89.7	94.3
Selling, general & administrative expenses	50.1	51.7	55.1	101.9	113.0
Asset impairments	1.6	—	1.4	1.6	1.4
Intangibles amortization	1.1	1.1	1.7	2.2	3.6
Operating income (loss)	(9.4)	(6.5)	(8.9)	(15.9)	(23.7)
Interest expense, net	4.2	2.5	1.8	6.7	3.0
Other expenses (income), net	0.3	0.5	(0.2)	0.8	(0.1)
Income (loss) before provision for income taxes	(13.9)	(9.5)	(10.5)	(23.5)	(26.6)
Provision (benefit) for income taxes	(7.7)	(0.7)	1.9	(8.4)	(3.3)
Income (loss) from continuing operations	(6.2)	(8.9)	(12.4)	(15.1)	(23.4)
Income (loss) from discontinued operations, net of tax	(2.0)	1.6	1.0	(0.4)	2.2
Gain from sale of discontinued operations, net of tax	31.0	—	—	31.0	—
Net income (loss)	$22.9	$(7.3)	$(11.4)	$15.6	$(21.1)
Basic earnings (loss) per common share
Continuing operations	$(0.41)	$(0.59)	$(0.82)	$(0.99)	$(1.55)
Discontinued operations	1.91	0.10	0.07	2.02	0.15
Net earnings (loss) per common share	$1.50	$(0.48)	$(0.75)	$1.03	$(1.40)
Diluted earnings (loss) per common share
Continuing operations	$(0.41)	$(0.59)	$(0.82)	$(0.99)	$(1.55)
Discontinued operations	1.91	0.10	0.07	2.02	0.15
Net earnings (loss) per common share	$1.50	$(0.48)	$(0.75)	$1.03	$(1.40)
Weighted-average common shares outstanding
Basic	15.2	15.2	15.1	15.2	15.1
Diluted	15.2	15.2	15.1	15.2	15.1
Dividends per share	$—	$—	$—	$—	$0.12

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	2Q19	1Q19	2Q18	2QYTD19	2QYTD18
Operating Activities
Net income (loss)	$22.9	$(7.3)	$(11.4)	$15.5	$(21.2)
Less: Net income (loss) from discontinued operations	29.1	1.6	1.0	30.6	2.2
Net income (loss) from continuing operations	$(6.2)	$(8.9)	$(12.4)	$(15.1)	$(23.4)
Adjustments to reconcile net income (loss) to net cash provided by (used for) continuing operating activities
Intangibles amortization	$1.1	$1.1	$1.7	$2.2	$3.6
Depreciation	2.0	2.1	2.2	4.1	4.5
Loss (gain) on sale of property	0.1	—	0.8	0.1	—
Deferred taxes	(8.2)	—	1.5	(8.3)	(3.1)
Stock compensation expense	0.5	0.9	1.0	1.4	3.1
Asset impairment loss	1.6	—	1.4	1.6	1.4
Provision for obsolete inventory	0.1	0.9	0.2	1.1	0.3
Provision for (recovery of) doubtful accounts	0.1	0.2	0.4	0.3	0.5
Changes in operating assets and liabilities (net of effects of discontinued operations)
Accounts receivable	5.5	(8.4)	(6.7)	(2.9)	9.0
Inventories	2.5	1.8	(2.2)	4.2	(3.2)
Costs/estimated earnings in excess of billings on uncompleted contracts	(8.5)	2.7	1.1	(5.8)	1.6
All other assets	6.5	(2.1)	8.5	4.4	(3.1)
Accounts payable	(6.0)	3.5	9.3	(2.5)	3.1
Billings in excess of costs/estimated earnings on uncompleted contracts	1.8	(2.1)	1.3	(0.3)	(2.0)
All other liabilities	1.2	4.1	(7.3)	5.3	(8.2)
Net cash provided by (used for) continuing operating activities	$(6.1)	$(4.2)	$0.8	$(10.3)	$(15.9)
Net cash provided by (used for) discontinued operating activities	0.6	1.9	(0.2)	2.5	0.3
Net cash provided by (used for) operating activities	$(5.5)	$(2.3)	$0.6	$(7.8)	$(15.6)
Investing Activities
Capital expenditures	$(0.4)	$(0.4)	$(1.6)	$(0.8)	$(2.3)
Capital disposals	0.1	—	0.1	0.1	0.1
Net cash provided by (used for) continuing investing activities	$(0.3)	$(0.4)	$(1.5)	$(0.6)	$(2.3)
Net cash provided by (used for) discontinued investing activities	63.1	(0.1)	—	63.0	(0.4)
Net cash provided by (used for) investing activities	$62.9	$(0.5)	$(1.5)	$62.4	$(2.6)
Financing Activities
Proceeds from (repayments of) long-term debt	$(45.5)	$(3.1)	$24.4	$(48.6)	$34.6
Proceeds from (repayments of) short-term debt	(9.1)	2.1	—	(7.0)	5.0
Deferred financing costs	(1.9)	(1.3)	(0.6)	(3.1)	(0.6)
Purchase of treasury stock	—	(0.1)	—	(0.1)	(0.4)
Payment of dividends	—	—	(1.8)	—	(3.6)
Increase (decrease) in cash overdrafts	(0.4)	(5.3)	(0.1)	(5.7)	(1.1)

                                    Exhibit 99.1

Net cash provided by (used for) continuing financing activities	$(56.8)	$(7.7)	$21.8	$(64.5)	$33.8
Net cash provided by (used for) discontinued financing activities	—	(2.1)	—	(2.1)	—
Net cash provided by (used for) financing activities	$(56.8)	$(9.8)	$21.8	$(66.7)	$33.8
Foreign currency exchange impact on cash	(0.7)	(0.9)	(0.9)	(1.6)	0.7
Increase/(decrease) in cash and cash equivalents	$(0.1)	$(13.6)	$20.0	$(13.7)	$16.2
Cash and cash equivalents at beginning of period	$22.0	$35.6	$10.5	$35.6	$14.2
Cash and cash equivalents at end of period	$21.9	$22.0	$30.5	$21.9	$30.5

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income or operating net loss, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, Operating Net Income and Operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, which is a non-cash charge, and restructuring expense and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Net income (loss) to operating EBIT and Operating net income (loss) is presented below:

In millions and may not foot due to rounding	2Q19	1Q19	2Q18	2QYTD19	2QYTD18
Income (loss) from continuing operations	$(6.2)	$(8.9)	$(12.4)	$(15.1)	$(23.4)
Provision (benefit) for income taxes	(7.7)	(0.7)	1.9	(8.4)	(3.3)
Effective tax rate	55.6%	7.0%	(18.6)%	35.8%	12.3%
Income (loss) before provision for income taxes	$(13.9)	$(9.5)	$(10.5)	$(23.5)	$(26.6)

Adjustments
Intangibles amortization	$1.1	$1.1	$1.7	$2.2	$3.6
Restructuring expense	0.2	0.2	0.1	0.4	4.5
Asset impairment loss	1.6	—	1.4	1.6	1.4
Total pre-tax adjustments	$2.8	$1.3	$3.3	$4.1	$9.4

Operating EBIT	$(11.1)	$(8.3)	$(7.2)	$(19.4)	$(17.2)
Operational effective tax rate	25.0%	25.0%	35.0%	25.0%	35.0%
Operational income taxes (1)	(2.8)	(2.1)	(2.5)	(4.9)	(6.0)
Operating net income (loss)	$(8.3)	$(6.2)	$(4.7)	$(14.5)	$(11.2)
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discrete tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

May not foot due to rounding	2Q19	1Q19	2Q18	2QYTD19	2QYTD18
Diluted EPS	$(0.41)	$(0.59)	$(0.82)	$(0.99)	$(1.55)
EPS impact *	(0.14)	0.18	0.51	0.04	0.81
Operating EPS	$(0.55)	$(0.41)	$(0.31)	$(0.96)	$(0.74)
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
EBITDA, Operating EBITDA and Adjusted EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense, accounts receivable impairment loss, inventory impairment loss, and asset impairment loss (consisting of fixed assets, indefinite-lived intangible assets and goodwill) may also be used to measure the Company's ability to service its debt.
Pursuant to the Second Amendment to its Credit Agreement (the "Amended Credit Agreement"), the Company is required to maintain a minimum consolidated three-month Adjusted EBITDA on the close of each fiscal month starting June 30, 2018. The Adjusted EBITDA definition in the Amended Credit Agreement incorporates Operating EBITDA and adds back certain other charges.
A reconciliation of Net income (loss) to EBITDA, Operating EBITDA, and Adjusted EBITDA, inclusive of discontinued operations, is presented below:

In millions and may not foot due to rounding	2Q19	1Q19
Net income (loss)	$22.9	$(7.3)
Provision (benefit) for income taxes	0.5	(0.2)
Interest expense, net	4.2	2.5
Intangibles amortization	1.3	1.5
Depreciation	2.1	2.2
EBITDA	$31.0	$(1.2)
Stock compensation expense	0.5	1.0
Asset impairment loss	4.6	—
Operating EBITDA	$36.0	$(0.2)
Other charges	4.5	4.0
Adjusted EBITDA	$40.5	$3.8
Pursuant to the Amended Credit Agreement, the Company was required to maintain a minimum consolidated three-month Adjusted EBITDA of negative $3.5 million at September 30, 2018. Actual Adjusted EBITDA was $40.5 million, or $37.0 million higher than the required minimum.

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization and asset impairment charges, each of which are non-cash charges, and restructuring expense and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	2Q19		1Q19		2Q18		2QYTD19		2QYTD18
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$16.8		$15.8		$19.9		$32.6		$37.1
International Products	16.0		15.8		17.4		31.7		33.0
Products	$32.8		$31.6		$37.2		$64.4		$70.1
North America Services	$116.3		$120.5		$118.8		$236.7		$240.6
International Services	9.5		10.5		8.4		20.0		14.5
Services	$125.8		$130.9		$127.2		$256.8		$255.1
Total	$158.7		$162.5		$164.5		$321.2		$325.2
Gross profit
North America Products	$7.5	44.6%	$6.8	42.7%	$9.1	46.1%	$14.3	43.7%	$16.9	45.6%
International Products	6.4	40.3%	6.6	41.8%	6.9	39.9%	13.0	41.0%	13.0	39.4%
Products	$14.0	42.5%	$13.3	42.3%	$16.1	43.2%	$27.3	42.4%	$29.9	42.7%
North America Services	$27.4	23.5%	$31.1	25.8%	$31.4	26.4%	$58.5	24.7%	$61.3	25.5%
International Services	2.0	21.2%	1.8	17.6%	1.9	22.4%	3.9	19.3%	3.1	21.3%
Services	$29.4	23.4%	$33.0	25.2%	$33.2	26.1%	$62.4	24.3%	$64.4	25.2%
Total	$43.4	27.3%	$46.3	28.5%	$49.3	30.0%	$89.7	27.9%	$94.3	29.0%
Operating income (loss)
North America Products	$(0.5)	(3.0)%	$(1.3)	(8.0)%	$1.8	9.3%	$(1.8)	(5.4)%	$0.4	1.0%
International Products	(0.7)	(4.3)%	(0.4)	(2.5)%	(0.4)	(2.1)%	(1.1)	(3.4)%	(4.1)	(12.4)%
Products	$(1.2)	(3.6)%	$(1.7)	(5.3)%	$1.5	4.0%	$(2.9)	(4.4)%	$(3.7)	(5.3)%
North America Services	$(8.0)	(6.9)%	$(4.1)	(3.4)%	$(8.7)	(7.3)%	$(12.1)	(5.1)%	$(18.0)	(7.5)%
International Services	(0.2)	(2.1)%	(0.7)	(7.1)%	(1.7)	(20.1)%	(0.9)	(4.7)%	(2.0)	(13.8)%
Services	$(8.2)	(6.5)%	$(4.8)	(3.7)%	$(10.4)	(8.2)%	$(13.1)	(5.1)%	$(20.0)	(7.8)%
Total	$(9.4)	(5.9)%	$(6.5)	(4.0)%	$(8.9)	(5.4)%	$(15.9)	(5.0)%	$(23.7)	(7.3)%
Adjustments
North America Products	$—		$—		$(0.7)		$—		$0.6
International Products	0.1		—		(0.9)		0.1		0.9
Products	$0.1		$—		$(1.6)		$0.1		$1.5
North America Services	$2.7		$1.2		$3.7		$4.0		$6.7
International Services	—		—		1.2		—		1.2
Services	$2.7		$1.3		$4.9		$4.0		$7.9
Total	$2.8		$1.3		$3.3		$4.1		$9.4
Adjusted operating income
North America Products	$(0.5)	(2.9)%	$(1.3)	(8.0)%	$1.2	6.0%	$(1.8)	(5.4)%	$1.0	2.8%
International Products	(0.6)	(3.7)%	(0.4)	(2.4)%	(1.3)	(7.5)%	(1.0)	(3.0)%	(3.2)	(9.8)%
Products	$(1.1)	(3.3)%	$(1.6)	(5.2)%	$(0.1)	(0.3)%	$(2.7)	(4.2)%	$(2.2)	(3.1)%
North America Services	$(5.3)	(4.5)%	$(2.9)	(2.4)%	$(5.0)	(4.2)%	$(8.2)	(3.5)%	$(11.2)	(4.7)%
International Services	(0.2)	(2.1)%	(0.7)	(6.8)%	(0.5)	(6.0)%	(0.9)	(4.6)%	(0.8)	(5.5)%
Services	$(5.5)	(4.4)%	$(3.6)	(2.7)%	$(5.5)	(4.3)%	$(9.1)	(3.5)%	$(12.0)	(4.7)%
Total	$(6.6)	(4.1)%	$(5.2)	(3.2)%	$(5.6)	(3.4)%	$(11.8)	(3.7)%	$(14.2)	(4.4)%

                                    Exhibit 99.1

Free Cash Flow

Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus or minus Foreign currency exchange impact on cash, plus Proceeds from stock option exercises, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	2Q19	1Q19	2Q18	2QYTD19	2QYTD18
Net cash provided by (used for) operating activities	$(6.1)	$(4.2)	$0.8	$(10.3)	$(15.9)
Net capital expenditures	(0.3)	(0.4)	(1.5)	(0.7)	(2.2)
Foreign currency exchange impact on cash	(0.7)	(0.9)	(0.9)	(1.6)	0.7
Free cash flow before stock option exercises	$(7.0)	$(5.5)	$(1.6)	$(12.6)	$(17.5)
Proceeds from the exercise of stock options	—	—	—	—	—
Free cash flow	$(7.0)	$(5.5)	$(1.6)	$(12.6)	$(17.5)
Significant Balance Sheet Ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars in millions	2Q19	1Q19	2Q18
Days sales outstanding*	52 days	55 days	51 days
Aggregate days sales outstanding*	73 days	91 days	83 days
Inventory turns*	43.9x	35.2x	30.4x
Six-month order backlog	$127.3	$126.8	$121.6
Total backlog	$247.3	$256.5	$272.3
Headcount	2,849	2,883	2,998
Net debt**	$80.2	$134.4	$98.7
* Comparable periods are inclusive of discontinued operations.
** Net debt is defined by the Company as Debt less Cash and cash equivalents.